UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            January 29, 2014

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Mueller Water Products, Inc. (the "Company") held its annual meeting of stockholders on January 29, 2014. The stockholders of the Company voted on the following three items:

1.	The election of ten directors to terms ending in 2015.
2.	An advisory resolution on the compensation of the Company's named executive officers.
3.	The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014.

Proposal 1. Each of the directors listed below was re-elected as a director of the Company. The nominees for director were elected based on the following votes.

Director	Votes For	Votes Withheld	Broker Non-Votes
Shirley C. Franklin	117,608,336	833,102	22,464,451
Thomas J. Hansen	117,747,726	693,712	22,464,451
Gregory E. Hyland	114,915,591	3,525,847	22,464,451
Jerry W. Kolb	117,651,565	789,873	22,464,451
Joseph B. Leonard	117,674,699	766,739	22,464,451
Mark J. O'Brien	117,692,324	749,114	22,464,451
Bernard G. Rethore	117,675,359	766,079	22,464,451
Neil A. Springer	117,654,560	786,878	22,464,451
Lydia W. Thomas	117,660,529	780,909	22,464,451
Michael T. Tokarz	74,367,173	44,074,265	22,464,451

Proposal 2. The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers received the following votes.

Votes for approval	116,606,235
Votes against approval	650,931
Abstentions	1,184,272
Broker Non-Votes	22,464,451

Proposal 3. The proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2014 received the following votes.

Votes for approval	140,408,199
Votes against approval	269,817
Abstentions	227,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2014	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Keith L. Belknap
Keith L. Belknap
Senior Vice President, General Counsel and Corporate Secretary